Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

Biodel Inc. (Biodel), Albireo Limited (Albireo) and security holders of Albireo entered into a definitive share exchange agreement on May 24, 2016, and the share exchange agreement was amended and restated on July 13, 2016. Under the terms of the share exchange agreement, Albireo’s shareholders have agreed to exchange their shares for a number of newly issued shares of Biodel common stock determined based on an exchange ratio (the Transaction). The exchange ratio is defined in the share exchange agreement as 0.06999 shares of Biodel common stock for each ordinary share of Albireo, subject to potential adjustment based on the actual “net cash” balances of Biodel and Albireo (taking into account certain obligations and transaction costs) as of the date that is 10 days prior to Biodel’s 2016 Annual Meeting of Stockholders (the Determination Date). Based on an assumed exchange ratio of 0.06999, holders of Biodel securities are expected to own approximately one-third, and holders of Albireo securities are expected to own approximately two-thirds, of the combined organization (defined below). The actual respective ownership percentages may change based on whether the conditions are met to adjust the exchange ratio. The Transaction is subject to the approval of the stockholders of Biodel and other customary closing conditions.

In addition to the above, in connection with the Transaction, the following will also occur:

•	a syndicate of Albireo’s existing investors have committed to subscribe for $10 million in Series C Convertible Preference Shares prior to the closing of the Transaction;

•	the outstanding Albireo warrants issued to Kreos Capital IV (Expert Fund) Limited (Kreos Capital), an affiliate of Albireo’s lender, will be replaced with warrants to purchase shares of Biodel common stock; and

•	Biodel will consummate a reverse stock split of its common stock in a ratio of 30:1.

The Transaction will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. For accounting purposes, Albireo is considered to be the accounting acquirer due to the following:

•	Albireo’s former equity owners will collectively own a majority voting interest in Biodel and will therefore control Biodel and Albireo and its direct and indirect wholly owned subsidiaries (collectively, the combined organization); and

•	Albireo will appoint a majority of the board of directors of Biodel, which will be renamed Albireo Pharma, Inc.

Because Albireo is considered the accounting acquirer, Albireo will allocate the total purchase consideration to the fair value of Biodel’s assets and liabilities as of the assumed acquisition date, with any excess purchase consideration being recorded as goodwill.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as of June 30, 2016, giving effect to the Transaction as if it occurred on June 30, 2016. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 gives effect to the Transaction as if it occurred on January 1, 2015, the beginning of the earliest period presented.

This Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with, the following:

•	The historical audited financial statements of Biodel as of and for the fiscal year ended September 30, 2015 included in Biodel’s Annual Report on Form 10-K filed on December 22, 2015;

•	The historical unaudited financial statements of Biodel as of and for the three months ended December 31, 2015 included in Biodel’s Quarterly Report on Form 10-Q filed on February 16, 2016;

•	The historical unaudited financial statements of Biodel as of and for the three and nine months ended June 30, 2016 included in Biodel’s Quarterly Report on Form 10-Q filed on August 11, 2016;

•	The historical audited financial statements of Albireo as of and for the fiscal year ended December 31, 2015 included in this proxy statement; and

•	The historical unaudited financial statements of Albireo as of and for the six months ended June 30, 2016 included in this proxy statement.

The Unaudited Pro Forma Condensed Combined Statement of Operations is based upon the year end of Albireo, as the accounting acquirer, using its audited financial statements for the fiscal year ended December 31, 2015. Biodel’s historical financial information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2016 was derived from Biodel’s unaudited financial statements for the nine months ended June 30, 2016, adjusted by backing out Biodel’s unaudited financial statements for the three months ended December 31, 2015. Biodel’s historical financial information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2015 was derived from Biodel’s audited financial statements for the fiscal year ended September 30, 2015, recasted to include Biodel’s unaudited financial statements for the three months ended December 31, 2015 and to back out Biodel’s unaudited financial statements for the three months ended December 31, 2014.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma Condensed Combined Financial Statements. The detailed adjustments and underlying assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements are contained in the notes hereto and should be reviewed in their entirety.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the operating results or financial position of the combined organization would have been had the Transaction occurred on the respective dates indicated above, nor are they indicative of the future results or financial position of the combined organization. In connection with the Unaudited Pro Forma Condensed Combined Financial Statements, the total purchase consideration was allocated based on the best estimates of fair value of the assets acquired and liabilities assumed. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information become available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements also does not give effect to the potential impact of current financial conditions, regulatory matters, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs. Furthermore, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include certain nonrecurring charges resulting directly from the acquisition as described in the accompanying notes.

As contemplated by the share exchange agreement, the holders of currently exercisable warrants to purchase ordinary A shares of Albireo will be offered, effective as of the closing of the Transaction, a replacement stock option, subject to vesting, exercisable for Biodel common stock or another equity-based award based on shares of Biodel common stock. Based on an assumed exchange ratio of 0.06999, which is subject to adjustment in accordance with the share exchange agreement, an aggregate of 1,581,785 exercisable warrants are expected to be replaced with stock options to purchase an aggregate of 110,709 shares of Biodel common stock at an exercise price of $1.00 per share. The vesting terms of the replacement stock options have not yet been finalized and therefore the fair value of these awards and resulting stock compensation expense cannot yet be determined and is not reflected in the tables below. Based on the same assumed exchange ratio, stock options exercisable for an aggregate of 3,524,329 ordinary A shares of Albireo will be replaced with stock options to purchase an aggregate of 246,668 shares of Biodel common stock at an exercise price of $1.00 per share, with the vesting terms of the replacement stock options continuing from the original awards (four years from the grant date of the original awards). Stock compensation expense will be recorded based on the Black-Scholes value of the replacement stock options over the vesting period and is reflected in the tables below.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2016

(in thousands)

	Historical		Pro Forma Adjustments						Pro Forma
	Albireo	Biodel	Capital Structure		Preliminary Purchase Accounting		Other		Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,250	$31,024	$10,000	B	$(1,611)	H	$(2,560)	L	$42,214
			(7)	D	(882)	J
Restricted cash	—	21	—		—		—		21
Trade receivables	24	—	—		—		—		24
Prepaid expenses and other assets	48	283	—		—		—		331
Other receivables	332	—	—		—		—		332

Total current assets	6,654	31,328	9,993		(2,493)		(2,560)		42,922
Equipment, net	29	—	—		—		—		29
Goodwill	—	—	—		718	I	—		718
Intellectual property, net	—	34	—		116	K	—		150

Total assets	$6,683	$31,362	$9,993		$(1,659)		$(2,560)		$43,819

LIABILITIES, CONVERTIBLE PREFERENCE SHARES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Trade payables	$1,114	$467	$—		$—		$—		$1,581
Accrued expenses	4,691	—	—		—		2,303	N	6,994
Clinical trial expenses	—	1	—		—		(1)		—
Payroll and related	—	344	—		—		(344)	N	—
Accounting and legal fees	—	441	—		—		(441)	N	—
Restructuring	—	1,394	—		—		(1,394)	N	—
Other	—	123	—		—		(123)	N	—
Advances from customers	37	—	—		—		—		37
Long-term debt, current portion	2,783	—	—		—		—		2,783
Warrants liability	423	—	134	M	—		—		557
Income taxes payable	—	—	—		—		—		—
Other liabilities	40	—	—		—		—		40

Total current liabilities	9,088	2,770	134		—		—		11,992
Long-term debt	4,522	—	(3,046)	A	—		—		1,476
Share-based compensation liability	55	—	(55)	E	—		—		—
Common stock warrant liability	—	7	(7)	D	—		—		—
Restructuring and other long-term liabilities	—	625	—		—		(625)	N	—
Restructuring liability	—	—	—		—		625	N	625
Derivative liabilities	2,224	—	(2,224)	A	—		—		—

Total liabilities	15,889	3,402	(5,198)		—		—		14,093

Convertible preference shares	520	—	(520)	C	—		—		—
Stockholders’ equity (deficit):
Albireo ordinary and ordinary A shares	56	—	(56)	C	—		—		—
Biodel common stock	—	641	4	A	(641)	G	—		63
			7	B	21	F
			31	C
Additional paid-in capital	68	287,793	545	C	26,280	F	—		42,686
			9,993	B	(287,793)	G
			5,266	A
			55	E
			253	E
			226	E
Accumulated other comprehensive income	845	—	—		—		—		845
Accumulated deficit	(10,695)	(260,474)	(134)	M	260,474	G	(2,560)	L	(13,868)
			(253)	E
			(226)	E

Total stockholders’ equity (deficit)	(9,726)	27,960	15,711		(1,659)		(2,560)		29,726

Total liabilities, convertible preference shares and stockholders’ equity (deficit)	$6,683	$31,362	$9,993		$(1,659)		$(2,560)		$43,819

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2016

(in thousands, except per share data)

	Historical			Pro Forma Adjustments						Pro Forma
	Albireo	Biodel		Capital Structure		Preliminary Purchase Accounting		Other		Combined
Revenue	$8,097	$—		$—		$—		$—		$8,097
Operating expenses:
Research and development	4,310	2,155	O	—		—		—		6,465
General and administrative	4,334	7,025	O	248	R	(2)	S			11,605
Other income, net	135	—		—		—		—		135

Total operating expenses	8,779	9,180		248		(2)		—		18,205

Operating loss	(682)	(9,180)		(248)		2		—		(10,108)
Interest income	—	232		—		—		(232)	S	—
Interest income (expense)	(1,038)	—		281	P	—		232	S	(525)
Adjustments to fair value of common stock warrant liability	—	(4)		—		—		—		(4)
Loss on fixed asset	—	—		—		—		—		—
Non-operating income (expense)	620	—		145	Q	—		—		765

Loss before income taxes	(1,100)	(8,952)		178		2		—		(9,872)
Income (benefit) tax	—	11		—	U	—	U	—	U	11

Net loss	$(1,100)	$(8,963)		$178		$2		—		$(9,883)

Net loss per share attributable to holders of ordinary shares and holders of ordinary A shares, basic and diluted	$(0.28)	$(0.14)								$(1.57)

Weighted-average shares used in computing net loss per share attributable to holders of ordinary shares and holders of ordinary A shares, basic and diluted	3,959	64,148							U	6,289

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations (Continued)

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Historical		Pro Forma Adjustments						Pro Forma
	Albireo	Biodel	Capital Structure		Preliminary Purchase Accounting		Other		Combined
Revenue	$5,099	$—	$—		$—		$—		$5,099
Operating expenses:
Research and development	5,634	11,552	—		(3)	AA	—		17,183
General and administrative	4,462	6,201	605	Z	—		—		11,268
Other (income) expense, net	(271)	—	—		—		2	BB	(269)

Total operating expenses	9,825	17,753	605		(3)		2		28,182

Operating loss	(4,726)	(17,753)	(605)		3		(2)		(23,083)
Interest income	—	60	—		—		(60)	BB	—
Interest income (expense)	(1,722)	—	247	W	—		60	BB	(1,415)
Adjustments to fair value of common stock warrant liability	—	465	(465)	Y	—		—		—
Loss on fixed asset	—	(2)	—		—		2	BB	—
Non-operating income (expense)	(320)	—	172	X	—		—		(148)

Loss before income taxes	(6,768)	(17,230)	(651)		3		—		(24,646)
Income tax	—	35	—	CC	—	CC	—		35

Net loss	$(6,768)	$(17,265)	$(651)		$3		$—		$(24,681)

Net loss per share attributable to holders of ordinary shares and holders of ordinary A shares, basic and diluted	$(1.78)	$(0.34)							$(3.92)

Weighted-average shares used in computing net loss per share attributable to holders of ordinary shares and holders of ordinary A shares, basic and diluted	3,794	51,137						DD	6,289

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

1.  Basis of presentation

The Transaction will be accounted for as a reverse acquisition using the acquisition method of accounting for business combinations. The excess fair values of the consideration transferred over assets acquired and liabilities assumed is recorded as goodwill.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the Transaction.

Under the acquisition method, acquisition-related transaction costs such as advisory, legal, valuation and other professional fees are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented or reflected as pro forma adjustments in the Unaudited Pro Forma Combined Consolidated Statements of Operations because they will not have a continuing impact on the combined results.

Description of transaction

Biodel, Albireo and security holders of Albireo entered into a definitive share exchange agreement on May 24, 2016, and the share exchange agreement was amended and restated on July 13, 2016. Under the terms of the share exchange agreement, Albireo’s shareholders have agreed to exchange their shares for a number of newly issued shares of Biodel common stock determined based on an exchange ratio (the Transaction). The exchange ratio is defined in the share exchange agreement as 0.06999 shares of Biodel common stock for each ordinary share of Albireo, subject to adjustment if, as of the date that is 10 days prior to Biodel’s 2016 Annual Meeting of Stockholders (the Determination Date), either or both of (a) Biodel’s net cash, calculated as provided in the share exchange agreement, is greater than $22,000,000 or less than $21,000,000 and (b) Albireo’s net cash, calculated as provided in the share exchange agreement is at least $500,000 greater or less than Albireo forecasted net cash. Based on an assumed exchange ratio of 0.06999, holders of Biodel securities are expected to own approximately one-third and holders of Albireo securities are expected to own approximately two-thirds of the combined organization. The actual respective ownership percentages may change based on whether the conditions are met to adjust the exchange ratio. The Transaction is subject to the approval of the stockholders of Biodel and other customary closing conditions.

In addition to the above, in connection with the Transaction, the following will also occur:

•	a syndicate of Albireo’s existing investors have committed to subscribe for $10 million in Series C Convertible Preference Shares prior to the closing of the Transaction;

•	the outstanding Albireo warrants issued to Kreos Capital will be replaced with warrants to purchase shares of Biodel common stock; and

•	Biodel will consummate a reverse stock split of its common stock in a ratio of 30:1.

The Unaudited Pro Forma Condensed Combined Financial statements assume the exchange ratio will be 0.06999. For illustrative purposes only, as the exchange ratio may be adjusted, assuming Albireo’s net cash as of the Determination Date equals its forecasted net cash, if Biodel’s net cash is $23 million as of the Determination Date, the ownership percentage held by Biodel stockholders would increase by approximately 1%. Alternatively, if Biodel’s net cash as of the Determination Date is $20 million, the ownership percentage held by Biodel stockholders would decrease by approximately 1%.

The exercise price of the replacement warrants to Kreos Capital is to be determined by dividing $0.824 per warrant, which is the price at which the 2015 Convertible Loans will be converted into Series C Convertible

Preference Shares, by the exchange ratio. Based on an assumed exchange ratio of 0.06999, the exercise price would be $11.77. The replacement warrants would be exercisable for a term of five years. If during the term of the replacement warrants the combined organization issues new shares of capital stock, other than specified exceptions, at a per share price less than the then-current exercise price of the replacement warrants, the number of shares for which the replacement warrants would be exercisable would increase based on a formula.

Purchase consideration

The purchase consideration in a reverse acquisition is determined with reference to the fair value of equity interests retained by the current owners of the legal acquirer, Biodel. As the reverse acquisition has not been consummated, the fair value of Biodel’s common stock was determined based on the closing price of Biodel’s common stock on NASDAQ on August 1, 2016.

Amount
(in thousands, except per share data)
Number of Biodel shares outstanding at June 30, 2016	64,148
Reverse stock split factor	30

Estimated Biodel shares outstanding at closing	2,138

Closing price of Biodel common stock on August 1, 2016	$0.41
Reverse stock split factor	30

Closing price of Biodel common stock on August 1, 2016 (adjusted for reverse stock split)	$12.30

Estimated fair value of share consideration to be transferred[1]	$26,301

(1)	The estimated consideration of the Transaction reflected in these Unaudited Pro Forma Condensed Combined Financial Statements does not represent the actual consideration. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration paid will be measured on the closing date of the combination at the then-current market price. This requirement will likely result in a per share equity component different from the amount assumed in these Unaudited Pro Forma Condensed Combined Financial Statements and that difference may be material. An increase or decrease in the price per share of Biodel’s common stock assumed in these Unaudited Pro Forma Condensed Combined Financial Statements by $0.01 can increase or decrease the estimated purchase price by approximately $0.6 million, which would be reflected in these Unaudited Pro Forma Condensed Combined Financial Statements as an increase or decrease in gain on transaction.

Preliminary purchase consideration allocation

The following table summarizes the preliminary allocation of the estimated purchase consideration to the fair values of assets acquired and liabilities assumed of Biodel, with the difference recorded as goodwill:

Amount
(in thousands)
Cash and cash equivalents	$28,523
Restricted cash	21
Prepaid and other assets	283
In-process research and development	150
Trade payable	(467)
Accrued expenses	(2,302)
Restructuring liabilities, noncurrent	(625)

Net assets acquired	25,583
Estimate of consideration expected to be transferred	26,301

Estimated goodwill to be recognized	$718

2.	Pro forma adjustments

The pro forma adjustments reflected in the Unaudited Condensed Combined Financial Statements represent estimated values and amounts based on available information.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2016:

Capital Structure Adjustments

A.	Adjustment reflects the conversion of outstanding principal balances of convertible loan notes issued by Albireo in December 2014 (2014 Convertible Loans) and October and December 2015 (2015 Convertible Loans) to certain of its shareholders and their affiliates and members of management, including some considered to be related parties, into Series C Convertible Preference shares and subsequently into ordinary shares of Albireo immediately prior to the closing of the Transaction. The 2014 Convertible Loans will be converted into Series C Convertible Preference shares at an agreed-upon price of €0.7491 per share as provided in the share exchange agreement. The 2015 Convertible Loans will be converted into Series C Convertible Preference shares at an agreed-upon price of $0.824 per share as provided in the share exchange agreement. The conversion of the 2014 Convertible Loans and 2015 Convertible Loans will be treated as capital transactions with related parties.

(in thousands, except per share data)
Conversion of 2014 Convertible Loans €1,251 at a price of €0.7491 per share	1,670
Conversion of 2015 Convertible Loans $3,501 at a price of $0.824 per share	4,249

Number of Albireo convertible preference shares received upon conversion	5,919
Share exchange ratio	.06999

Number of Biodel shares at Transaction	414

Common stock upon share exchange[1]	$4
Additional paid in capital upon share exchange[1]	5,266

Carrying value of the 2014 and 2015 Convertible Loans prior to conversion[1]	$5,270

(1)	Common stock value was determined by taking the 414 Biodel shares to be received in the Transaction multiplied by the Biodel common stock par value per share of $0.01. The difference between the fair value of the 414 Biodel shares to be received in the Transaction at the post-reverse stock split Biodel common stock price per share of $12.30 and the carrying value of the 2014 Convertible Loans and 2015 Convertible Loans on the Albireo books as of June 30, 2016 of $174 ($5,096 minus $5,270) has been recorded to Additional paid in capital as the Transaction is treated as a capital transaction.

B.	Adjustment reflects the issuance of 9,708,740 Albireo Series C Convertible Preference shares committed to by a syndicate of Albireo’s existing investors for cash proceeds of $10.0 million, prior to the closing of the Transaction.

(in thousands, except per share data)
Number of Albireo Series C Convertible Preference Shares received upon purchase	9,709
Share exchange ratio	.06999

Number of Biodel shares at Transaction	679

Common stock upon share exchange[1]	$7
Additional paid in capital upon share exchange[1]	9,993

Share Exchange value of the Series C Convertible Preference Shares	$10,000

(1)	Common stock value was determined by taking the of the 679 Biodel shares to be received in the Transaction multiplied by the Biodel common stock par value per share of $0.01. Additional paid in capital represents the difference between the $10 million investment and the par value, as this is considered a capital transaction.

C.	Adjustment reflects the conversion of Albireo Convertible Preference shares and Ordinary and Ordinary A shares.

(in thousands)
Albireo convertible preference shares at June 30, 2016	$520
Albireo ordinary and ordinary A shares at June 30, 2016	56

Albireo ordinary, ordinary A and convertible preference shares upon conversion at par	$576

Number of convertible preference shares to be exchanged	39,354
Number of ordinary and ordinary A shares to be exchanged	4,322

Convertible preference shares and ordinary and ordinary A shares to be exchanged	43,676
Pro forma exchange ratio	.06999

Biodel shares received upon exchange	3,057

Adjustment:
Common stock	$31
Additional paid in capital	545

Equity value upon conversion	$576

D.	Adjustment reflects the cash settlement of Biodel’s warrants for cash as a result of the existing change of control provisions.

E.	Adjustments reflect the expected changes to the existing Albireo stock options as a result of the Transaction that are nonrecurring in nature, to include (i) the expected reclassification of $55,000 for the stock options (which were originally denominated in Euro) from a liability to equity upon the replacement of the options, as contemplated in the share exchange agreement, with options expected to be denominated in the USD, (ii) the incremental expense of $253,000 for stock options that are expected to be vested at the time of the Transaction, and (iii) the stock compensation expense of $226,000 for the stock options for which vesting is contingent upon the Transaction. These transactions have not been reflected in the Unaudited Pro Forma Condensed Combined Income Statement as there is no continuing impact expected.

Preliminary Purchase Price Accounting Adjustments

F.	Adjustment reflects the Common Stock and additional paid-in capital of Biodel post reverse stock split. The adjustment is based on the 30:1 reverse stock split utilizing the closing price per share of Biodel’s common stock on NASDAQ on August 1, 2016.

(in thousands)
Biodel outstanding shares of common stock	64,148
Reverse stock split ratio	30

Biodel outstanding shares of common stock post reverse stock split	2,138
Estimated price per share of Biodel common stock post reverse split	$12.30

Estimated fair value of consideration transferred	$26,301

Common Stock ($0.01 par value)	$21
Additional paid in capital	26,280

Increase in equity	$26,301

G.	Adjustment made to eliminate Biodel’s historical stockholders’ equity.

(in thousands)
Common Stock	$(641)
Additional paid in capital	(287,793)
Accumulated deficit	260,474

Total Adjustments to Stockholders’ equity	$(27,960)

H.	Adjustment reflects $1.6 million of transaction costs expected to be incurred by Biodel as a result of the Transaction not previously recorded in its historical financial statements, with no expected tax benefit. As there is no continuing impact of the combination-related costs, the impact of these costs has not been included in the Unaudited Pro Forma Condensed Combined Statements of Operations.

I.	Adjustment made to reflect the preliminary excess of consideration transferred over assets acquired less the liabilities assumed which has been recorded as goodwill (as of June 30, 2016), which has been determined using Biodel share price, post reverse stock split, as of August 1, 2016.

J.	Adjustment reflects $0.9 million of Biodel employee bonuses contingent upon a transaction occurring in 2016 not previously recorded in its historical financial statements, with no expected tax benefit. As there is no continuing impact of the combination-related costs, the impact of these costs has not been included in the Unaudited Pro Forma Condensed Combined Statements of Operations.

Adjustments

K.	Adjustment made to reflect the intangible assets at fair value of $150,000 from a market participant’s view in conjunction with the preliminary purchase accounting in addition to the write-off of the carrying value of the pre-existing patents, resulting in a net adjustment of $116,000.

Other Adjustments

L.	Adjustment made to accrue the estimated transaction costs to be incurred by Albireo related to the Transaction in the amount of $2.6 million not previously recorded in its historical financial statements, with no expected tax benefit. As there is no continuing impact of the combination-related costs, the impact of these costs has not been included in the Unaudited Pro Forma Condensed Combined Statements of Operations.

M.	Adjustment made to reflect the fair value of the warrants at the time of their replacement. A summary of the calculation is as follows:

Amount
(in thousands)
Kreos Capital warrants available at June 30, 2016 (using the Euro to USD exchange rate at June 30, 2016)	$800
Exchange price expected at closing[1]	$0.82

Estimated number of Kreos Capital warrants replaced, based on estimated share price at closing	971
Exchange ratio in the Transaction	.06999

Number of Kreos Capital warrants estimated to be replaced	68
Estimated fair value for each Kreos Capital warrant[2]	$8.20

Fair value of total Kreos Capital warrants to be replaced	$558
Amount recognized for Kreos Capital Warrants at June 30, 2016	423

Estimated loss recognized to earnings upon replacement	$135

(1)	The conversion price has been defined in the share exchange agreement and assumes a 20% discount to the price per share paid by the investors of $1.03 (€0.94), or $0.82 (€0.75), as detailed in the original terms of the convertible loan instruments.

(2)	The fair value of $8.20 for the Kreos Capital warrants expected to be replaced was determined using a binomial model. The future common stock price is simulated to the estimated timing for the first financing after issuance of the warrants based on the estimated cash and cash equivalents of the combined organization upon closing of the Transaction and program plans. For the remaining term of the warrants, subsequent payout amounts are estimated using a Black-Scholes model. Those estimated payouts are then discounted through the binomial model. No dividend is expected to occur.

N.	Adjustments reflect reclassifications between financial statement line items to conform the Albireo financial statement presentation.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the proposed combination with Biodel for the six months ended June 30, 2016:

O.	Restructuring costs in the amount of $3.0 million were incurred as part of prior activities initiated by Biodel and included in its Condensed Consolidated Statement of Operations for the six months ended June 30, 2016. These restructuring costs related to severance and other employee benefits and were nonrecurring. These restructuring costs were not directly attributable to the Transaction. No adjustment has been made in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2016.

Capital Structure Adjustments

P.	Adjustment to eliminate the interest expense and the accretion of the discount incurred on the 2014 Convertible Loans and 2015 Convertible Loans for the six months ended June 30, 2016 and to reflect the conversion and exchange of shares of Albireo to be received in respect of the 2014 Convertible Loans and the 2015 Convertible Loans for shares of Biodel common stock, as though the Transaction closed on January 1, 2015.

Q.

Adjustment eliminates the fair value adjustments recognized on Albireo’s derivative liabilities for the six months ended June 30, 2016, related to the conversion features of the 2014 Convertible Loans and

2015 Convertible Loans, assuming the conversion and exchange of Albireo shares received upon conversion of the 2014 Convertible Loans and the 2015 Convertible Loans into shares of Biodel common stock, as though the Transaction closed on January 1, 2015.

R.	Adjustment reflects an estimated increase in stock compensation expense for the six-month period as a result of the replacement of Albireo stock options, as contemplated by the share exchange agreement, with stock options to purchase an aggregate of 246,668 shares of Biodel common stock based on the agreed upon exchange ratio of 0.06999, assuming the replacement occurred on January 1. The total stock compensation expense is expected to be approximately $303,000 for the six-month period, which required an adjustment of $248,000 to the original amount of $55,000 recognized. The fair value of the replacement options has been estimated using the Black-Scholes model. The adjustment does not include those items expected to be nonrecurring in nature.

Purchase Price Accounting Adjustments

S.	Adjustment represents the elimination of amortization expense recognized by Biodel on its pre-existing patents. The fair value of the intangible recognized in purchase accounting represents an in-process research and development asset, which has an indefinite life until completion of the associated research and development efforts or its abandonment. No amortization expense is recorded until such time.

Other Adjustments

T.	Adjustments reflect reclassifications between financial statement line items to conform to the Albireo financial presentation.

U.	Tax benefit or expense is not expected for these pro forma adjustments.

V.	The following table sets forth the computation of basic and diluted net loss per share (in thousands, except for share data):

	Pro Forma (unaudited)
	Six Months Ended June 30, 2016	Twelve Months Ended December 31, 2015
Net loss	$(9,883)	$(24,681)

Weighted average number of combined organization shares in issue[1]	6,289	6,289

(1) The estimated number of shares expected to be outstanding upon closing of the Transaction is as follows:

Amount
(in thousands, except per share data)
Number of Albireo shares outstanding as of June 30, 2016	4,322
Number of Albireo shares issued upon conversion of convertible preference shares[2]	54,982

Albireo shares as of June 30, 2016 expected to be outstanding upon closing	59,304
Exchange ratio	.06999

Number of shares of Biodel common stock expected to be issued to Albireo shareholders	4,151

Number of shares of Biodel common stock outstanding as of June 30, 2016	64,148
Reverse stock split	30

Number of shares of Biodel common stock outstanding expected upon closing	2,138

Number of combined organization shares expected to be outstanding upon closing	6,289

The pro forma diluted net loss per share excludes the ordinary equivalent shares because they would be anti-dilutive. The ordinary equivalent shares expected after the Transaction include stock options and warrants. The total number of anti-dilutive ordinary equivalent shares is estimated to be 451 shares based on activity through June 30, 2016. While these ordinary equivalent shares are currently anti-dilutive, they could be dilutive in the future.

The estimated number of outstanding share equivalents has been calculated as follows:

Amount
(in thousands except price per share)
Kreos warrant value at June 30, 2016 (using the Euro to USD exchange rate at June 30, 2016)	$800
Exchange price expected at closing[3]	$0.82

Estimated number of Albireo warrants outstanding, based on estimated share price at closing[2]	971
Exchange ratio in the Transaction	.06999

Number of Kreos warrants estimated upon closing	68
2016 Warrants outstanding at June 30, 2016	1,582
Exercise price	$0.07

Assumed proceeds	$105
Exchange price expected at closing[3]	$0.82

Shares repurchased	127

Remaining 2016 warrants outstanding	1,455
Exchange ratio in the Transaction	.06999

Number of 2016 Albireo warrants estimated upon closing	102
2016 Albireo options outstanding at June 30, 2016	3,524
Exercise price	$0.07

Assumed proceeds	$235
Exchange price expected at closing[3]	$0.82

Shares repurchased	285

Remaining 2016 options outstanding	3,239
Exchange ratio in the Transaction	.06999

Number of 2016 Albireo options estimated upon closing	227

Number of Biodel options outstanding at June 30, 2016	4,151
Number of Biodel options vested and exercisable at June 30, 2016	(2,523)

Estimated number of unvested Biodel options at the time of reverse stock split	1,628
Reverse stock split factor	30

Number of Biodel options estimated upon closing	54

Total combined warrants and options excluded from pro forma diluted loss per share	451

(2) A summary of the number of Albireo preference shares converted into Albireo ordinary shares upon closing is as follows:

Amount
(in thousands)
Number of Series A Convertible Preference shares - voting	1,504
Number of Series A Convertible Preference shares - nonvoting	3,175
Number of Series B Convertible Preference shares - voting	34,675
Number of Series C Convertible Preference issued upon conversion of 2014 Convertible Loan at a price of €0.75 per share[3]	1,670
Number of Series C Convertible Preference issued upon conversion of 2015 Convertible Loan at a price of $0.82 per share[3]	4,249
Number of Series C Convertible Preference issued upon receipt of cash proceeds in the amount of $10.0 million at a price of $1.03 per share	9,709

Conversion of Albireo preferred shares into ordinary shares	54,982

(3)	The conversion price has been defined in the share exchange agreement and assumes a 20% discount to the price per share paid by the investors of $1.03 (€0.94), or $0.82 (€0.75), as detailed in the original terms of the convertible loan instruments.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations, relating to the proposed combination with Biodel, for the year ended December 31, 2015:

Capital Structure Adjustments

W.	Adjustment eliminates the interest expense incurred on 2014 Convertible Loans and 2015 Convertible Loans for the twelve months ended December 31, 2015, to reflect the conversion and exchange of shares of Albireo to be received in respect of the 2014 Convertible Loans and the 2015 Convertible Loans for shares of Biodel common stock, as though the Transaction closed on January 1, 2015.

X.	Adjustment eliminates the fair value adjustments recognized on Albireo’s derivative liabilities for the twelve months ended December 31, 2015, related to the conversion features of the 2014 Convertible Loans and 2015 Convertible Loans, to reflect the conversion and exchange of shares of Albireo to be received in respect of the 2014 Convertible Loans and the 2015 Convertible Loans for shares of Biodel common stock, as though the Transaction closed on January 1, 2015.

Y.	Adjustment eliminates the fair value adjustment in the amount of $0.5 million recognized on the Biodel warrants for the twelve months ended December 31, 2015, which will be settled in cash as a result of the change of control provisions of the existing agreements. This adjustment reflects the Transaction as though it closed on January 1, 2015.

Z.	Adjustment reflects an estimated increase in stock compensation expense for the 12-month period as a result of the replacement of Albireo stock options, as contemplated by the share exchange agreement, with stock options to purchase an aggregate of 246,668 shares of Biodel common stock based on the agreed upon exchange ratio of 0.06999, assuming the replacement occurred on January 1. The total stock compensation expense is expected to be approximately $605,000 for the 12-month period. The fair value of the replacement options has been estimated using the Black-Scholes model. The adjustment does not include those items expected to be nonrecurring in nature.

Purchase Price Accounting Adjustments

AA.	Adjustment represents the elimination of amortization expense recognized by Biodel on its pre-existing patents. The fair value of the intangible recognized in purchase accounting represents an in-process research and development asset, which has an indefinite life until completion of the associated research and development efforts or its abandonment. No amortization expense is recorded until such time.

Other Adjustments

BB.	Adjustments reflect reclassifications between financial statement line items to conform the financial presentation.

CC.	Tax benefit or expense is not expected for these pro forma adjustments.

DD.	The estimated number of outstanding shares expected to be outstanding after the closing of the Transaction is the same as the six months ended June 30, 2016, noted in Item T for that period.